Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Julie Anderson, 214.932.6773	Shannon Wherry, 469.399.8527
julie.anderson@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q4 AND FULL YEAR 2020
DALLAS - January 21, 2021 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the fourth quarter and full year of 2020.
"While 2020 was certainly a challenging year, I am pleased with our strong fourth quarter results," said Larry Helm, Executive Chairman and CEO. "I want to thank our employees for their hard work and commitment to serving our clients during this unprecedented time. Though we are still navigating the pandemic, I am confident that Texas Capital Bank is well positioned for the future due to the actions we took in 2020. Looking ahead, Rob Holmes, our new CEO, officially joins us next week. Under his leadership, I have no doubt that Texas Capital Bank will continue to enhance its level of execution and recruit and develop the best talent, enabling us to drive long term shareholder value."
•Net income of $60.2 million ($1.14 per share) reported for the fourth quarter of 2020, an increase of $3.1 million on a linked quarter basis and a decrease of $4.2 million from the fourth quarter of 2019.
•Average mortgage finance loans held for investment ("LHI") increased 5% on a linked quarter basis and 21% from the fourth quarter of 2019.
•Credit quality improved in the fourth quarter of 2020, reflecting declines in non-performing assets and criticized loans of $40.0 million and $157.1 million, respectively, on a linked quarter basis.
•Successfully deployed $1.8 billion of excess liquidity into higher yielding investment securities in the fourth quarter of 2020.

FINANCIAL SUMMARY

(dollars and shares in thousands)	2020	2019	% Change
ANNUAL OPERATING RESULTS
Net income	$66,289	$312,015	(79)%
Net income available to common stockholders	$56,539	$302,265	(81)%
Diluted earnings per common share	$1.12	$5.99	(81)%
Diluted shares	50,583	50,419	—%
ROA	0.18%	1.01%
ROE	2.10%	11.95%
QUARTERLY OPERATING RESULTS
Net income	$60,176	$64,420	(7)%
Net income available to common stockholders	$57,739	$61,983	(7)%
Diluted earnings per common share	$1.14	$1.23	(7)%
Diluted common shares	50,794	50,462	1%
ROA	0.61%	0.74%
ROE	8.50%	9.26%
BALANCE SHEET
Loans held for sale ("LHS")	$283,165	$2,577,134	(89)%
LHI, mortgage finance	9,079,409	8,169,849	11%
LHI	15,351,451	16,476,413	(7)%
Total LHI	24,430,860	24,646,262	(1)%
Total assets	37,726,096	32,548,069	16%
Demand deposits	12,740,947	9,438,459	35%
Total deposits	30,996,589	26,478,593	17%
Stockholders’ equity	2,871,224	2,801,321	2%

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income of $66.3 million and net income available to common stockholders of $56.5 million for the year ended December 31, 2020, compared to net income of $312.0 million and net income available to common stockholders of $302.3 million for the year ended December 31, 2019. For the fourth quarter of 2020, net income was $60.2 million, compared to net income of $57.1 million for the third quarter of 2020, and net income of $64.4 million for the fourth quarter of 2019. On a fully diluted basis, earnings per common share were $1.12 for the year ended December 31, 2020 compared to $5.99 for the same period in 2019. Diluted earnings per common share were $1.14 for the quarter ended December 31, 2020, compared to $1.08 for the quarter ended September 30, 2020 and $1.23 for the quarter ended December 31, 2019. The increase in net income for the fourth quarter of 2020 as compared to the third quarter of 2020 resulted primarily from a $15.4 million increase in net interest income and a $14.9 million decrease in non-interest expense, offset by a $17.5 million decrease in non-interest income.

We recorded a $32.0 million provision for credit losses for the fourth quarter of 2020 utilizing the Current Expected Credit Loss ("CECL") methodology adopted in the first quarter of 2020, compared to $30.0 million for the third quarter of 2020 and $17.0 million for the fourth quarter of 2019. We recorded $65.4 million in net charge-offs during the fourth quarter of 2020, including $27.6 million in energy net charge-offs and $34.2 million in leveraged lending net charge-offs, all of which were loans that had been previously identified as problem loans, compared to $1.6 million during the third quarter of 2020 and $12.8 million during the fourth quarter of 2019. Criticized loans totaled $918.4 million at December 31, 2020, compared to $1.1 billion at September 30, 2020 and $584.1 million at December 31, 2019. Criticized loan levels have declined in the fourth quarter of 2020 as compared to the third quarter of 2020, however remain elevated when compared to 2019 due to the downgrade of loans to borrowers that have been impacted by the COVID-19 pandemic or that are in categories that are expected to be more significantly impacted by COVID-19.

Non-performing assets ("NPAs") totaled $122.0 million at December 31, 2020, a decrease of $40.0 million compared to the third quarter of 2020 and a decrease of $103.4 million compared to the fourth quarter of 2019. Non-accrual energy loans totaled $51.7 million (42% of total NPAs) at December 31, 2020, compared to $73.8 million (46% of total NPAs) at September 30, 2020 and $125.0 million (55% of total NPAs) at December 31, 2019. Non-accrual leveraged lending loans totaled $18.9 million (15% of total NPAs) at December 31, 2020, compared to $31.3 million (19% of total NPAs) at September 30, 2020 and $73.2 million (32% of total NPAs) at December 31, 2019. The ratio of total LHI NPAs to total LHI plus other real estate owned ("OREO") for the fourth quarter of 2020 was 0.50%, compared to 0.64% for the third quarter of 2020 and 0.91% for the fourth quarter of 2019.

Net interest income was $223.0 million for the fourth quarter of 2020, compared to $207.6 million for the third quarter of 2020 and $248.4 million for the fourth quarter of 2019. Net interest margin for the fourth quarter of 2020 was 2.32%, an increase of 10 basis points from the third quarter of 2020 and a decrease of 63 basis points from the fourth quarter of 2019. The shift in earning assets, primarily the increases in liquidity assets and investment securities, and decrease in LHI, excluding mortgage finance, contributed to the year-over-year decrease in net interest margin. LHI yields, excluding mortgage finance loans, increased 28 basis points from the third quarter of 2020, and decreased 104 basis points compared to the fourth quarter of 2019. LHI, mortgage finance yields for the fourth quarter of 2020 decreased 7 basis points compared to the third quarter of 2020, and increased 11 basis points compared to the fourth quarter of 2019. Additionally, total cost of deposits for the fourth quarter of 2020 decreased 5 basis points to 0.29% compared to 0.34% for the third quarter of 2020, and decreased 70 basis points from 0.99% for the fourth quarter of 2019.

Non-interest income decreased $17.5 million, or 29%, during the fourth quarter of 2020 compared to the third quarter of 2020, and increased $25.1 million, or 141%, compared to the fourth quarter of 2019. The linked quarter decrease was primarily related to a decrease in net gain/(loss) on sale of LHS, resulting primarily from decreased margins and lower sales volume. The year-over-year increase was primarily related to increases in net gain/(loss) on sale of LHS, servicing fee income and brokered loan fees. The year-over-year increase in net gain/(loss) on sale of LHS was due to lower hedge costs in the fourth quarter of 2020 as a result of holding purchased loans for shorter durations than in prior periods, and is offset by the year-over-year decline in net interest income on LHS. The year-over-year increase in servicing fee income was due to an increase in the outstanding balance of our servicing portfolio. The year-over-year increase in brokered loan fees was due to an increase in total mortgage finance volumes in the fourth quarter of 2020.

Non-interest expense for the fourth quarter of 2020 decreased $14.9 million, or 9%, compared to the third quarter of 2020, and decreased $17.3 million, or 10%, compared to the fourth quarter of 2019. The linked quarter decrease was primarily related to decreases in salaries and employee benefits and communications and technology expense, offset by an increase in servicing-related expense. The year-over-year decrease was primarily due to decreases in salaries and employee benefits, marketing and legal and profession expenses, partially offset by an increase in servicing-related expense. The linked quarter decrease in communication and technology expense was primarily due to non-recurring software expenses recorded in the third quarter of

2020. The linked-quarter and year-over-year decreases in salaries and employee benefits was the result of cost savings related to our second quarter 2020 workforce reduction. The linked-quarter and year-over-year increases in servicing-related expense was primarily due to an increase in MSR amortization, resulting primarily from an increase in the cost basis of our MSR asset.

All regulatory ratios continue to be in excess of "well-capitalized" requirements as of December 31, 2020. Our CET 1, tier 1 capital, total capital and leverage ratios were 9.4%, 10.3%, 12.1% and 7.5%, respectively, at December 31, 2020, compared to 9.1%, 9.9%, 11.8% and 7.6%, respectively, at September 30, 2020. At December 31, 2020, our ratio of tangible common equity to total tangible assets was 7.1% compared to 6.8% at September 30, 2020.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,,” “continue,,” “intend” and similar expressions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers,, including the continued impact on our customers from volatility in oil and gas prices, (3) the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis, (4) expectations regarding rates of default and credit losses, (5) volatility in the mortgage industry, (6) our business strategies, (7) our expectations about future financial performance, future growth and earnings, (8) the appropriateness of our allowance for credit losses and provision for credit losses, (9) our ability to identify, attract and retain qualified employees, (10) the impact of changing regulatory requirements and legislative changes on our business, (11) increased competition from banking organizations and other financial service providers, (12) interest rate risk, (13) greater than expected costs or difficulties related to the integration of new lines of business, products or new service offerings, (14) technological changes, (15) the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers, and (16) our success at managing the risk and uncertainties involved in the foregoing items.

In addition, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope, duration and severity of the COVID-19 pandemic, actions taken by governmental authorities and other parties in response to the COVID-19 pandemic, the scale of distribution and public acceptance of any vaccines for COVID-19 and the effectiveness of such vaccines in stemming or stopping the spread of COVID-19, and the direct and indirect impact of the COVID-19 pandemic on our customers, clients, third parties and us.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2020	2020	2020	2020	2019
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$255,163	$243,731	$252,010	$306,008	$337,757
Interest expense	32,153	36,162	42,082	77,689	89,372
Net interest income	223,010	207,569	209,928	228,319	248,385
Provision for credit losses	32,000	30,000	100,000	96,000	17,000
Net interest income after provision for credit losses	191,010	177,569	109,928	132,319	231,385
Non-interest income	42,886	60,348	70,502	11,780	17,761
Non-interest expense	150,886	165,741	222,352	165,417	168,187
Income/(loss) before income taxes	83,010	72,176	(41,922)	(21,318)	80,959
Income tax expense/(benefit)	22,834	15,060	(7,606)	(4,631)	16,539
Net income/(loss)	60,176	57,116	(34,316)	(16,687)	64,420
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income/(loss) available to common stockholders	$57,739	$54,678	$(36,753)	$(19,125)	$61,983
Diluted earnings/(loss) per common share	$1.14	$1.08	$(0.73)	$(0.38)	$1.23
Diluted common shares	50,794,421	50,573,073	50,416,331	50,474,802	50,461,723
CONSOLIDATED BALANCE SHEET DATA
Total assets	$37,726,096	$38,432,872	$36,613,127	$35,879,416	$32,548,069
LHI	15,351,451	15,789,958	16,552,203	16,857,579	16,476,413
LHI, mortgage finance	9,079,409	9,378,104	8,972,626	7,588,803	8,169,849
LHS	283,165	648,009	454,581	774,064	2,577,134
Liquidity assets(1)	9,032,807	10,461,544	9,540,044	9,498,189	4,263,766
Investment securities	3,196,970	1,367,313	234,969	228,784	239,871
Demand deposits	12,740,947	12,339,212	10,835,911	9,420,303	9,438,459
Total deposits	30,996,589	31,959,487	30,187,695	27,134,263	26,478,593
Other borrowings	3,111,751	2,908,183	2,895,790	5,195,267	2,541,766
Subordinated notes	282,490	282,400	282,309	282,219	282,129
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,871,224	2,800,404	2,734,755	2,772,596	2,801,321

End of period shares outstanding	50,470,450	50,455,552	50,435,672	50,407,778	50,337,741
Book value	$53.92	$52.53	$51.25	$52.03	$52.67
Tangible book value(2)	$53.57	$52.18	$50.89	$51.67	$52.31
SELECTED FINANCIAL RATIOS
Net interest margin	2.32%	2.22%	2.30%	2.78%	2.95%
Return on average assets	0.61%	0.59%	(0.36)%	(0.20)%	0.74%
Return on average common equity	8.50%	8.24%	(5.48)%	(2.85)%	9.26%
Non-interest income to average earning assets	0.44%	0.64%	0.77%	0.14%	0.21%
Efficiency ratio(3)	56.7%	61.9%	79.3%	68.9%	63.2%
Non-interest expense to average earning assets	1.56%	1.76%	2.43%	2.00%	1.98%
Tangible common equity to total tangible assets(4)	7.1%	6.8%	7.0%	7.3%	8.1%
Common Equity Tier 1	9.4%	9.1%	8.8%	9.3%	8.9%
Tier 1 capital	10.3%	9.9%	9.7%	10.2%	9.7%
Total capital	12.1%	11.8%	11.6%	12.0%	11.4%
Leverage	7.5%	7.6%	7.5%	8.5%	8.4%
(1)    Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.
(2)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(3)    Non-interest expense divided by the sum of net interest income and non-interest income.
(4)    Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by total assets, less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	December 31, 2020	December 31, 2019	% Change
Assets
Cash and due from banks	$173,573	$161,817	7%
Interest-bearing deposits	9,032,807	4,233,766	113%
Federal funds sold and securities purchased under resale agreements	—	30,000	(100)%
Securities, available-for-sale	3,196,970	239,871	1,233%
LHS ($239.1 million and $2,571.3 million at December 31, 2020 and 2019, respectively, at fair value)	283,165	2,577,134	(89)%
LHI, mortgage finance	9,079,409	8,169,849	11%
LHI (net of unearned income)	15,351,451	16,476,413	(7)%
Less: Allowance for credit losses on loans	254,615	195,047	31%
LHI, net	24,176,245	24,451,215	(1)%
Mortgage servicing rights, net	105,424	64,904	62%
Premises and equipment, net	24,546	31,212	(21)%
Accrued interest receivable and other assets	715,699	740,051	(3)%
Goodwill and intangibles, net	17,667	18,099	(2)%
Total assets	$37,726,096	$32,548,069	16%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$12,740,947	$9,438,459	35%
Interest bearing	18,255,642	17,040,134	7%
Total deposits	30,996,589	26,478,593	17%

Accrued interest payable	11,150	12,760	(13)%
Other liabilities	339,486	318,094	7%
Federal funds purchased and repurchase agreements	111,751	141,766	(21)%
Other borrowings	3,000,000	2,400,000	25%
Subordinated notes, net	282,490	282,129	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	34,854,872	29,746,748	17%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at December 31, 2020 and 2019	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,470,867 and 50,338,158 at December 31, 2020 and 2019, respectively	504	503	—%
Additional paid-in capital	991,898	978,205	1%
Retained earnings	1,713,056	1,663,671	3%
Treasury stock (shares at cost: 417 at December 31, 2020 and 2019)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	15,774	8,950	N/M
Total stockholders’ equity	2,871,224	2,801,321	2%
Total liabilities and stockholders’ equity	$37,726,096	$32,548,069	16%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Interest income
Interest and fees on loans	$242,776	$312,147	$1,011,175	$1,284,036
Investment securities	9,594	2,618	17,475	8,654
Federal funds sold and securities purchased under resale agreements	1	439	693	1,529
Interest-bearing deposits in other banks	2,792	22,553	27,569	71,093
Total interest income	255,163	337,757	1,056,912	1,365,312
Interest expense
Deposits	23,819	70,987	146,117	293,537
Federal funds purchased	110	1,319	1,083	11,872
Other borrowings	3,407	11,712	20,923	58,393
Subordinated notes	4,191	4,191	16,764	16,764
Trust preferred subordinated debentures	626	1,163	3,199	5,026
Total interest expense	32,153	89,372	188,086	385,592
Net interest income	223,010	248,385	868,826	979,720
Provision for credit losses	32,000	17,000	258,000	75,000
Net interest income after provision for credit losses	191,010	231,385	610,826	904,720
Non-interest income
Service charges on deposit accounts	3,004	2,785	11,620	11,320
Wealth management and trust fee income	2,681	2,342	9,998	8,810
Brokered loan fees	12,610	8,645	46,423	29,738
Servicing income	8,834	4,030	27,029	13,439
Swap fees	473	1,559	5,182	4,387
Net gain/(loss) on sale of LHS	6,761	(7,757)	58,026	(20,259)
Other	8,523	6,157	27,238	45,005
Total non-interest income	42,886	17,761	185,516	92,440
Non-interest expense
Salaries and employee benefits	78,449	90,248	340,529	328,483
Net occupancy expense	8,373	9,075	34,955	32,989
Marketing	3,435	12,807	23,581	53,355
Legal and professional	12,129	21,032	52,132	52,460
Communications and technology	15,405	13,801	103,054	44,826
FDIC insurance assessment	6,592	5,613	25,955	20,093
Servicing-related expenses	15,867	2,960	64,625	22,573
Merger-related expenses	—	1,370	17,756	1,370
Other	10,636	11,281	41,809	44,701
Total non-interest expense	150,886	168,187	704,396	600,850
Income before income taxes	83,010	80,959	91,946	396,310
Income tax expense	22,834	16,539	25,657	84,295
Net income	60,176	64,420	66,289	312,015
Preferred stock dividends	2,437	2,437	9,750	9,750
Net income available to common stockholders	$57,739	$61,983	$56,539	$302,265

Basic earnings per common share	$1.14	$1.23	$1.12	$6.01
Diluted earnings per common share	$1.14	$1.23	$1.12	$5.99

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2020	2020	2020	2020	2019
Allowance for credit losses on loans:
Beginning balance	$290,165	$264,722	$240,958	$195,047	$190,138
Impact of CECL adoption	—	—	—	8,585	—
Loans charged-off:
Commercial	37,984	2,436	12,287	20,653	13,968
Energy	33,283	141	62,368	37,730	797
Real estate	180	—	—	—	—
Total charge-offs	71,447	2,577	74,655	58,383	14,765
Recoveries:
Commercial	394	113	513	257	1,754
Energy	5,696	880	—	423	209
Total recoveries	6,090	993	513	680	1,963
Net charge-offs	65,357	1,584	74,142	57,703	12,802
Provision for credit losses on loans	29,807	27,027	97,906	95,029	17,711
Ending balance	$254,615	$290,165	$264,722	$240,958	$195,047

Allowance for off-balance sheet credit losses:
Beginning balance	$15,241	$12,268	$10,174	$8,640	$9,351
Impact of CECL adoption	—	—	—	563	—
Provision for off-balance sheet credit losses	2,193	2,973	2,094	971	(711)
Ending balance	$17,434	$15,241	$12,268	$10,174	$8,640

Total allowance for credit losses	$272,049	$305,406	$276,990	$251,132	$203,687

Total provision for credit losses	$32,000	$30,000	$100,000	$96,000	$17,000

Allowance for credit losses on loans to LHI	1.04%	1.15%	1.04%	0.99%	0.79%
Allowance for credit losses on loans to average LHI	1.01%	1.14%	1.03%	1.02%	0.79%
Net charge-offs to average LHI(1)	1.03%	0.02%	1.16%	0.98%	0.21%
Net charge-offs to average LHI for last twelve months(1)	0.80%	0.59%	0.73%	0.53%	0.31%
Total provision for credit losses to average LHI(1)	0.51%	0.47%	1.57%	1.63%	0.27%
Total allowance for credit losses to LHI	1.11%	1.21%	1.09%	1.03%	0.83%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2020	2020	2020	2020	2019

Non-performing assets (NPAs):
Non-accrual loans	$121,989	$161,946	$174,031	$219,165	$225,384
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$121,989	$161,946	$174,031	$219,165	$225,384

Non-accrual loans to LHI	0.50%	0.64%	0.68%	0.90%	0.91%
Total LHI NPAs to LHI plus OREO	0.50%	0.64%	0.68%	0.90%	0.91%
Total LHI NPAs to earning assets	0.33%	0.43%	0.49%	0.63%	0.71%
Allowance for credit losses on loans to non-accrual loans	2.1x	1.8x	1.5x	1.1x	.9x

LHI past due 90 days and still accruing(1)	$12,541	$15,896	$21,079	$21,274	$17,584
LHI past due 90 days to LHI	0.05%	0.06%	0.08%	0.09%	0.07%

LHS non-accrual(2)	$6,966	$—	$—	$—	$—
LHS past due 90 days and still accruing(3)	$16,667	$15,631	$10,152	$9,014	$8,207
(1)At December 31, 2020, loans past due 90 days and still accruing includes premium finance loans of $6.4 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes one non-accrual loan previously reported in loans HFI that was transferred to loans HFS as of December 31, 2020 and subsequently sold at carrying value.
(3)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2020	2020	2020	2020	2019
Interest income
Interest and fees on loans	$242,776	$237,179	$247,595	$283,625	$312,147
Investment securities	9,594	3,674	2,024	2,183	2,618
Federal funds sold and securities purchased under resale agreements	1	1	77	614	439
Interest-bearing deposits in other banks	2,792	2,877	2,314	19,586	22,553
Total interest income	255,163	243,731	252,010	306,008	337,757
Interest expense
Deposits	23,819	27,830	32,294	62,174	70,987
Federal funds purchased	110	128	176	669	1,319
Other borrowings	3,407	3,365	4,569	9,582	11,712
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	626	648	852	1,073	1,163
Total interest expense	32,153	36,162	42,082	77,689	89,372
Net interest income	223,010	207,569	209,928	228,319	248,385
Provision for credit losses	32,000	30,000	100,000	96,000	17,000
Net interest income after provision for credit losses	191,010	177,569	109,928	132,319	231,385
Non-interest income
Service charges on deposit accounts	3,004	2,864	2,459	3,293	2,785
Wealth management and trust fee income	2,681	2,502	2,348	2,467	2,342
Brokered loan fees	12,610	15,034	10,764	8,015	8,645
Servicing income	8,834	7,329	6,120	4,746	4,030
Swap fees	473	484	1,468	2,757	1,559
Net gain/(loss) on sale of LHS	6,761	25,242	39,023	(13,000)	(7,757)
Other	8,523	6,893	8,320	3,502	6,157
Total non-interest income	42,886	60,348	70,502	11,780	17,761
Non-interest expense
Salaries and employee benefits	78,449	84,096	100,791	77,193	90,248
Net occupancy expense	8,373	8,736	9,134	8,712	9,075
Marketing	3,435	3,636	7,988	8,522	12,807
Legal and professional	12,129	11,207	11,330	17,466	21,032
Communications and technology	15,405	31,098	42,760	13,791	13,801
FDIC insurance assessment	6,592	6,374	7,140	5,849	5,613
Servicing-related expenses	15,867	12,287	20,117	16,354	2,960
Merger-related expenses	—	—	10,486	7,270	1,370
Other	10,636	8,307	12,606	10,260	11,281
Total non-interest expense	150,886	165,741	222,352	165,417	168,187
Income/(loss) before income taxes	83,010	72,176	(41,922)	(21,318)	80,959
Income tax expense/(benefit)	22,834	15,060	(7,606)	(4,631)	16,539
Net income/(loss)	60,176	57,116	(34,316)	(16,687)	64,420
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income/(loss) available to common shareholders	$57,739	$54,678	$(36,753)	$(19,125)	$61,983

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS AND RATES - UNAUDITED
(dollars in thousands)
	4th Quarter 2020			3rd Quarter 2020			2nd Quarter 2020			1st Quarter 2020			4th Quarter 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$2,137,481	$7,748	1.44%	$525,149	$1,905	1.44%	$38,829	$185	1.92%	$42,799	$274	2.57%	$40,904	$693	6.72%
Investment securities - Non-taxable(2)	200,781	2,337	4.63%	190,797	2,239	4.67%	195,806	2,327	4.78%	195,578	2,417	4.97%	197,591	2,437	4.89%
Federal funds sold and securities purchased under resale agreements	1,709	1	0.13%	12,051	1	0.04%	245,434	77	0.13%	199,727	614	1.24%	102,320	439	1.70%
Interest-bearing deposits in other banks	10,808,548	2,792	0.10%	11,028,962	2,877	0.10%	10,521,240	2,314	0.09%	6,225,948	19,586	1.27%	5,387,000	22,553	1.66%
LHS, at fair value	410,637	2,475	2.40%	543,606	3,867	2.83%	380,624	2,547	2.69%	3,136,381	27,480	3.52%	3,567,836	33,411	3.72%
LHI, mortgage finance loans	9,550,119	78,906	3.29%	9,061,984	76,464	3.36%	8,676,521	74,518	3.45%	7,054,682	55,324	3.15%	7,870,888	63,114	3.18%
LHI(1)(2)	15,620,410	161,750	4.12%	16,286,036	157,230	3.84%	17,015,041	170,970	4.04%	16,598,775	201,781	4.89%	16,667,259	216,686	5.16%
Less allowance for credit losses on loans	290,189	—	—	264,769	—	—	236,823	—	—	201,837	—	—	189,353	—	—
LHI, net of allowance	24,880,340	240,656	3.85%	25,083,251	233,694	3.71%	25,454,739	245,488	3.88%	23,451,620	257,105	4.41%	24,348,794	279,800	4.56%
Total earning assets	38,439,496	256,009	2.65%	37,383,816	244,583	2.60%	36,836,672	252,938	2.76%	33,252,053	307,476	3.72%	33,644,445	339,333	4.00%
Cash and other assets	1,031,195			1,037,760			1,075,864			976,520			974,866
Total assets	$39,470,691			$38,421,576			$37,912,536			$34,228,573			$34,619,311
Liabilities and Stockholders’ Equity
Transaction deposits	$4,384,493	$6,604	0.60%	$4,275,574	$6,652	0.62%	$3,923,966	$5,998	0.61%	$3,773,067	$13,582	1.45%	$3,817,294	$16,428	1.71%
Savings deposits	12,982,189	12,671	0.39%	12,786,719	12,808	0.40%	12,537,467	13,510	0.43%	11,069,429	35,961	1.31%	11,111,326	40,603	1.45%
Time deposits	2,355,199	4,544	0.77%	2,844,083	8,370	1.17%	3,434,388	12,786	1.50%	2,842,535	12,631	1.79%	2,453,655	13,956	2.26%
Total interest bearing deposits	19,721,881	23,819	0.48%	19,906,376	27,830	0.56%	19,895,821	32,294	0.65%	17,685,031	62,174	1.41%	17,382,275	70,987	1.62%
Other borrowings	3,022,077	3,517	0.46%	2,811,435	3,493	0.49%	3,612,263	4,745	0.53%	3,020,255	10,251	1.37%	2,822,465	13,031	1.83%
Subordinated notes	282,435	4,191	5.90%	282,343	4,191	5.91%	282,252	4,191	5.97%	282,165	4,191	5.97%	282,074	4,191	5.89%
Trust preferred subordinated debentures	113,406	626	2.20%	113,406	648	2.28%	113,406	852	3.02%	113,406	1,073	3.80%	113,406	1,163	4.07%
Total interest bearing liabilities	23,139,799	32,153	0.55%	23,113,560	36,162	0.62%	23,903,742	42,082	0.71%	21,100,857	77,689	1.48%	20,600,220	89,372	1.72%
Demand deposits	13,174,114			12,202,065			10,865,896			10,003,495			10,933,887
Other liabilities	303,480			314,500			293,698			270,868			278,964
Stockholders’ equity	2,853,298			2,791,451			2,849,200			2,853,353			2,806,240
Total liabilities and stockholders’ equity	$39,470,691			$38,421,576			$37,912,536			$34,228,573			$34,619,311
Net interest income(2)		$223,856			$208,421			$210,856			$229,787			$249,961
Net interest margin			2.32%			2.22%			2.30%			2.78%			2.95%
(1)    The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)    Taxable equivalent rates used where applicable.